UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

CERES TACTICAL SYSTEMATIC L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 22, 2017, the Registrant’s limited partnership agreement (the “Agreement”) was amended and restated to (i) reflect a change in the name of the Registrant, (ii) reflect the offering of multiple classes of units of limited partnership interest of the Registrant, (iii) reflect certain regulatory developments related to the implementation of the Bipartisan Budget Act of 2015 and (iv) incorporate other revisions into the Agreement.
A copy of the amended and restated Agreement is filed herewith as Exhibit 3.1.

Item 9.01   Financial Statements and Exhibits
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
3.1	Amended and Restated Limited Partnership Agreement of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  November 22, 2017